Exhibit 10(g)

AMENDMENT NO. 3

TO

PPL CORPORATION INCENTIVE
COMPENSATION PLAN FOR KEY EMPLOYEES

WHEREAS, PPL Corporation, (“PPL”) has adopted the PPL Corporation Incentive Compensation Plan for Key Employees (“Plan”), effective January 1, 1997; and
WHEREAS, the Plan was amended and restated effective January 1, 2003, and subsequently amended by Amendment No. 1 and 2; and
WHEREAS, PPL desires to further amend the Plan;
NOW, THEREFORE, the Plan is hereby amended as follows:
I. Effective January 1, 2007, Section 2(o) is amended to read:

SECTION 2. DEFINITIONS.

(o) "Fair Market Value" means the closing sale price of the Common Stock as reflected in the New York Stock Exchange Composite Transactions on the date as of which Fair Market Value is being determined or, if no Common Stock is traded on the date as of which Fair Market Value is being determined, Fair Market Value shall be the closing price of the Common Stock as reflected in the New York Stock Exchange Composite Transactions on the next preceding day on which the Common Stock was traded.
II.  Except as provided for in this Amendment No. 3, all other provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Amendment No. 3 is executed this         day of ____________________, 2007.

PPL SERVICES CORPORATION		PPL CORPORATION

By:	__________________________________ John R. Biggar Executive Vice President and Chief Financial Officer	By:	__________________________________ John R. Biggar Executive Vice President and Chief Financial Officer